EXHIBIT 99

SWIFT TRANSPORTATION ANNOUNCES UPDATED RANGE FOR FOURTH QUARTER 2013 EARNINGS

Swift Transportation Company, Inc. (“Swift”) (NYSE: SWFT) announces that it expects Adjusted Earnings Per Share (“Adjusted EPS”) to be within the range of $0.33 to $0.36 for the fourth quarter of 2013, compared to management’s previous expectations of $0.40.

The lower than expected Adjusted EPS in the fourth quarter of 2013 is primarily related to four variables. First, during the fourth quarter, Swift has experienced unfavorable accident claims development, specifically related to our current year claims, and to a lesser extent on prior year claims, resulting in a negative impact on insurance and claims expense of approximately $12 million, or $0.05 of Adjusted EPS. The second headwind experienced during the quarter was associated with new fleet start-up and integration related costs. During the quarter, Swift was awarded several sizable new dedicated contracts. These new dedicated contracts in addition to the ongoing integration of both Central Refrigerated Services and a new 300 truck owner operator fleet during the quarter resulted in higher than expected start-up and integration related costs. While very excited about the long-term potential associated with each of these items noted above, both the short-term costs, as well as the short-term utilization impact of these items were underestimated. The final two variables experienced during the quarter were the severe weather experienced throughout the United States and the negative impact associated with the recent changes to the hours of service regulations, both of which negatively impacted Swift’s operational metrics, including overall miles, utilization, and engine idle time. Swift remains committed to continue to focus its efforts on training all driving and non-driving personnel on these new regulations, including the more than 3,000 new employees and owner operators brought into the Swift team from the expansions noted above, with the goal of minimizing the utilization and mileage impact on a go forward basis.

Richard Stocking, President and Chief Operating Officer of Swift said, “While we are disappointed by the impact of the extraordinary challenges we experienced this quarter, we remain committed to our goals and confident that the depth and breadth of our service offerings, combined with the fanatic discipline we have instilled in our people, systems and processes will enable us to achieve our stated long-term goal of a 15% compounded annual growth rate on Adjusted EPS between 2012 and 2017.”

Contact Info:

Jason Bates, Vice President of Finance and Investor Relations Officer
or
Ginnie Henkels, Executive Vice President and Chief Financial Officer

Office: 602-269-9700

This release contains forward-looking statements, which are based on information currently available. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, our estimated range of Adjusted EPS for the fourth quarter and full year 2014, the strategic intentions relating to hours of service requirements and ability to meet our long term compound annual growth rates for EPS. Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions and expectations of Company management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factor Section of our Annual Report Form 10-K for the year ended December 31, 2012. As to the Company’s business and financial performance, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: any future recessionary economic cycles and downturns in customers' business cycles, particularly in market segments and industries in which we have a significant concentration of customers; increasing competition from trucking, rail, intermodal, and brokerage competitors; a significant reduction in, or termination of, our trucking services by a key customer; a significant reduction in, or termination of, our trucking services by a key customer; the amount and velocity of changes in fuel prices and our ability to recover fuel prices through our fuel surcharge program; volatility in the price or availability of fuel; increases in new equipment prices or replacement costs; the regulatory environment in which we operate, including existing regulations and changes in existing regulations, or violations by us of existing or future regulations; our Compliance Safety Accountability safety rating; increases in driver compensation to the extent not offset by increases in freight rates and difficulties in driver recruitment and retention; changes in rules or legislation by the National Labor Relations Board or Congress and/or union organizing efforts; potential volatility or decrease in the amount of earnings as a result of our claims exposure through our wholly-owned captive insurance companies; risks relating to our captive insurance companies; uncertainties associated with our operations in Mexico; our ability to attract and maintain relationships with owner-operators; the possible re-classification of our owner-operators as employees; our ability to retain or replace key personnel; conflicts of interest or potential litigation that may arise from other businesses owned by Jerry Moyes, including pledges of Swift stock and guarantees related to other businesses by Jerry Moyes; our dependence on third parties for intermodal and brokerage business; our ability to sustain cost savings realized as part of recent cost reduction initiatives; potential failure in computer or communications systems; our ability to execute or integrate any future acquisitions successfully; seasonal factors such as harsh weather conditions that increase operating costs; goodwill impairment; the potential impact of the significant number of shares of our common stock that is outstanding; our intention to not pay dividends; demand ; our significant ongoing capital requirements; our level of indebtedness and our ability to service our outstanding indebtedness, including compliance with our indebtedness covenants, and the impact such indebtedness may have on the way we operate our business; the significant amount of our stock and related control over the Company by Jerry Moyes; and restrictions contained in our debt agreements. You should understand that many important factors, in addition to those listed above and in our filings with the SEC, could impact us financially. As a result of these and other factors, actual results may differ from those set forth in the forward-looking statements and the prices of the Company's securities may fluctuate dramatically. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events, new information or changes in these expectations.